Exhibit 5.1

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178

November 7, 2013

Sprouts Farmers Market, Inc.

11811 N. Tatum Boulevard

Suite 2400

Phoenix, Arizona 85028

RE:	Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Sprouts Farmers Market, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of shares (the “Shares”) of common stock, par value $0.01 per share, of the Company to be sold by certain equity holders of the Company (the “Selling Stockholders”). The Shares include shares of common stock to be issued upon the exercise of options prior to the completion of the offering (the “Option Shares”). The Shares also include shares of common stock that may be sold by the Selling Stockholders upon the exercise of the underwriters’ option to purchase additional shares of common stock.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of (i) Company’s Certificate of Incorporation and the Company’s Bylaws and (ii) such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that:

(i)	the Shares, except for the Option Shares, are validly issued, fully paid and non-assessable; and

(ii)	the Option Shares will be validly issued, fully paid and non-assessable upon exercise of the options pursuant to which such Shares are to be issued in accordance with the terms thereof.

The opinions expressed herein are limited to the Delaware General Corporation Law and reported judicial decisions applicable thereto and we express no opinion as to laws of any other jurisdiction.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

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